Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Tribeca Strategic Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-tenth of one Class A ordinary share	(1)	457(o)	16,100,000	$10.00	$161,000,000.00		$22,234.10
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	16,100,000	0.00	0.00		0.00
Fees Previously Paid	Other	Rights included as part of the units	(3)	Other	16,100,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying the rights included as part of the units	(4)	457(o)	1,610,000	$10.00	$16,100,000.00		$2,223.41

Total Offering Amounts:							$177,100,000.00		24,457.51
Total Fees Previously Paid:									0.00
Total Fee Offsets:									24,457.51
Net Fee Due:									$0.00

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Representing 16,100,000 units including 14,000,000 units to be issued in the offering and up to 2,100,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one ordinary share and one-tenth of one right.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-291431	11/10/2025		$24,457.51				$	$
Fee Offset Sources	Tribeca Strategic Acquisition Corp.		S-1	333-291431		11/10/2025							24,457.51

__________________________________________
Explanation of the basis for claimed offset:

(1)	The Registrant previously paid registration fees of $43,773.39 in connection with the initial filing of this Registration Statement on Form S-1 on November 10, 2025.